UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report: December 20, 2006
(Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11th Avenue, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On December 20, 2006, Interwoven, Inc. (the “Company”) entered into a seven-year Lease with Silicon Valley CA-I, LLC (“SVC”), as landlord, pursuant to which the Company will lease a new headquarters facility (the “Lease”), consisting of approximately 110,000 square feet of office space located in San Jose, California.
The Lease provides for an initial monthly basic rent of $1.15 per square foot, with increases of $0.05 per square foot in each of the second and third years of the term and of $0.10 per square foot in each year of the last four years of the term. In addition to basic rent, the Company must pay for all operating costs associated with the leased property, including property taxes, insurance and utility costs.
The Lease has an initial term of seven years, commencing August 1, 2007, and expiring on July 31, 2014. The Company has an option under the Lease to extend its term once for an additional period of five years beyond the original expiration date, subject to the condition that the Company notify SVC that it is exercising this option at least 180 days prior to the expiration of the original term thereof. The basic rent to be paid during the renewal term, if any, will be determined by SVC.
In the event of a default by the Company under the Lease, SVC has the right to terminate the Lease and take possession of the leased property. SVC may also be entitled to certain lease termination damages set forth in the Lease.
The Company has obtained a standby letter of credit in the amount of $441,100 as collateral for its full performance of its obligations under the Lease, as required by the terms of the Lease.
The foregoing is a summary description of certain terms of the Lease and is qualified in its entirety by reference to the Lease, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.
The lease covering the Company’s current principal offices located in Sunnyvale, California expires according to its terms in July 2007.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 hereby is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Lease, dated December 20, 2006, by and between Silicon Valley CA-I, LLC and the Registrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: December 22, 2006	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
10.1	Lease, dated December 20, 2006, by and between Silicon Valley CA-I, LLC and the Registrant.